EXHIBIT 11

                                   Statement Re:  Computation of Earnings Per Share

                                           Three Months Ended            Nine Months Ended
                                               September 30                 September 30
                                        ________________________      ________________________
                                           1995           1994           1995          1994
                                        _________      _________      _________      _________

Primary:
Average shares outstanding              1,266,219      1,266,219      1,266,219      1,266,219
Net effect of dilutive stock
  options-based on the treasury
  stock method using average
  market price                             54,122            --          32,166            --
                                        _________      _________      _________      _________

Totals                                  1,320,341      1,266,219      1,298,385      1,266,219
                                        =========      =========      =========      =========

Net income                                924,000     $  918,000     $2,708,000     $2,532,000
                                        =========      =========      =========      =========

Per share amount                       $     0.70     $     0.72     $     2.09     $     2.00


Fully diluted:
Average shares outstanding              1,266,219      1,266,219      1,266,219      1,266,219
Net effect of dilutive stock
  options-based on the treasury
  stock method using quarter end
  market price which is greater
  than average market price                72,633             --         72,633             --
                                        _________      _________      _________      _________

Totals                                  1,338,852      1,266,219      1,338,852      1,266,219
                                        =========      =========      =========      =========

Net income                             $  924,000     $  918,000     $2,708,000     $2,532,000
                                        =========      =========      =========      =========

Per share amount                       $     0.69     $     0.72     $     2.02     $     2.00
                                        =========      =========      =========      =========
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